Exhibit 10.1

OMNIBUS AMENDMENT NO. 3
This OMNIBUS AMENDMENT NO. 3, dated as of April 15, 2015 (this "Amendment"), is entered into among INGRAM FUNDING INC., a Delaware corporation, as seller (the "Seller"), INGRAM MICRO INC., a Delaware corporation, as initial servicer (in such capacity, the "Servicer") and as originator (in such capacity, the "Originator"), The Bank of Nova Scotia ("BNS"), as administrative agent (in such capacity, the "Administrative Agent"), as a Purchaser Agent (in such capacity, the "Liberty Street Purchaser Agent") and as a Purchaser, THE OTHER PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (together with BNS, the "Purchasers") and THE OTHER PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (together with the Liberty Street Purchaser Agent, the "Purchaser Agents").
BACKGROUND
The parties to this Amendment are also parties to a Receivables Purchase Agreement, dated as of April 26, 2010 (as amended by that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of June 24, 2010, that certain Omnibus Amendment No. 1, dated as of April 28, 2011, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of December 16, 2011, that certain Omnibus Amendment No. 2, dated as of November 1, 2012 and that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of November 1, 2013, and as otherwise amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"). The Originator and the Seller are also parties to a Receivables Sale Agreement, dated as of April 26, 2010 (as amended by that certain Omnibus Amendment No. 1, dated as of April 28, 2011 and that certain Omnibus Amendment No. 2, dated as of November 1, 2012, and as otherwise amended, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement"). The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement and the Receivables Sale Agreement (collectively, the "Agreements").
AGREEMENT
1.Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I of the Receivables Purchase Agreement.
2.Amendments to the Receivables Purchase Agreement. The Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent agree that the Receivables Purchase Agreement is hereby amended as follows:
(a)Section 1.1(a) of the Receivables Purchase Agreement is hereby amended by deleting the last paragraph in its entirety.
(b)Section 1.2(e) of the Receivables Purchase Agreement is hereby amended and restated as follows:
“The Seller may (i) with the written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or (ii) permit an existing Purchaser to increase its Maximum Purchase Amount in connection with a corresponding increase in the Program Limit (up to a maximum Program Limit of $925,000,000); provided, however, that the Maximum Purchase Amount of any Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Seller, an Assumption Agreement in the form of Annex I (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser’s Purchaser Group).”.
(c)Section 1.3 of the Receivables Purchase Agreement is hereby amended by replacing the text ", the Ratings-Based Reserve, the Loss Reserve, the Dilution Reserve and the Yield and Fee Reserve" where it appears therein with the text "and the Required Reserve " in its place.
(d)Section 1.4(b)(iii) of the Receivables Purchase Agreement is hereby amended by replacing the text “which amount shall be deposited to each Purchaser’s account ratably with respect to each Purchaser’s Portion(s) of Capital on the next Business Day for application to such Capital” where it appears therein with the text “which amount shall be deposited to the Administrative Agent’s Distribution Account with respect to each Purchaser’s Portion(s) of Capital on the next Business Day for ratable application to such Capital” in its place.
(e)Section 1.4(c)(i) of the Receivables Purchase Agreement is hereby amended and restated as follows:
“(A) into each applicable Purchaser’s account as set forth in Schedule VI (or such other account designated in writing by such applicable Purchaser or its Purchaser Agent), on each Settlement Date Collections held for each Purchaser with respect to such Purchaser’s Portion(s) of Capital pursuant to Section 1.4(b)(i)(A) and (C) and (B) into the Administrative Agent’s Distribution Account on each Settlement Date (or in the case of funds to be applied pursuant to the first proviso to Section 1.4(b)(iii), on the next Business Day), Collections held for each Purchaser with respect to such Purchaser’s Portion(s) of Capital pursuant to Section 1.4(b)(i)(E) and Section 1.4(b)(iii),”.
(f)Section 1.4(d) of the Receivables Purchase Agreement is hereby amended and restated as follows:
“The Servicer and the Administrative Agent shall distribute the amounts described (and at the times set forth) in Section 1.4(c)(i), as applicable, in each case, as follows:
(i) if such distribution occurs on a day that is not a Termination Day, first, by the Servicer to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the Yield accrued during the preceding Settlement Period, all accrued Yield with respect to each Portion of Capital maintained by such Purchasers during the preceding Settlement Period (it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to the amount of Yield owing to each Purchaser); second, by the Administrative Agent to its own account, all Administrative Agent Fees due to the Administrative Agent, third, by the Servicer to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the Capital maintained by the Purchasers in the related Purchaser Group, all Program Fees and other Fees due to the Purchasers or the Purchaser Agents, fourth, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.4(b)(i)(D) and has not retained such amounts pursuant to Section 1.4(c), by the Servicer to the Servicer’s own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Servicing Fees so set aside, and fifth, by the Administrative Agent all other amounts (other than Capital) payable to each Secured Party and any other Person; and
(ii) if such distribution occurs on a Termination Day, first, by the Servicer to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Yield payable to all Purchasers at such time) (for the benefit of the Purchasers within such Purchaser Agent’s Purchaser Group), all accrued Yield with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, second, by the Servicer to the Administrative Agent for its own account all Administrative Agent Fees due to the Administrative Agent, third, by the Servicer to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the Capital maintained by such Purchasers, all Program Fees and other Fees due to the Purchasers or the Purchaser Agents, it being understood that each Purchaser Agent shall distribute the amounts described in the first and third clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to the Yield and Capital of such Purchasers, respectively, fourth, if Ingram is not the Servicer, by the Servicer to the Servicer’s own account in payment in full of the Servicing Fees, fifth, by the Administrative Agent to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital (or in the case of amounts set aside pursuant to the first proviso to Section 1.4(b)(iii), the amount necessary to reduce the Receivables Interest to 100%); sixth, if the Aggregate Capital and accrued Aggregate Yield have been reduced to zero, all Program Fees and all other Fees due to the Purchasers, the Purchaser Agents and the Administrative Agent, have been reduced to zero, and the Servicing Fees payable to the Servicer (if other than Ingram) have been paid in full, by the Administrative Agent on behalf of (a) each Purchaser Group ratably, based on the amounts payable to each Purchaser Group (for the benefit of the Purchasers within such Purchaser Group), (b) itself and (c) any other Indemnified Party or Affected Person, in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder or under the other Transaction Documents, including, amounts payable pursuant to Section 6.4, and, seventh, by the Servicer to the Servicer’s own account (if the Servicer is Ingram) in payment in full of the unpaid amount of all accrued Servicing Fees.
After the Aggregate Capital, Aggregate Yield, all Program Fees and other Fees, Servicing Fees and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrative Agent or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional or remaining Collections with respect to the Pool Receivables shall be paid to the Seller for its own account.”.
(g)Section 1.4(f)(ii)(B) of the Receivables Purchase Agreement is hereby amended and restated as follows:
“the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) by depositing such Collections in the Administrative Agent’s Distribution Account on the date on which the desired reduction amount is reached pursuant to clause (ii) above and the Administrative Agent shall distribute such amounts to each Purchaser ratably according to its Capital, and the Aggregate Capital shall be reduced by the aggregate amount to be paid and the Capital of each Purchaser shall be reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when, in each case so paid; provided that, with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Collection Period.”.
(h)Section 1.4(f)(iii) of the Receivables Purchase Agreement is hereby amended and restated as follows:
"Unless a Termination Event or Unmatured Termination Event then exists, if the Seller elects that such reduction be effected by a one-time payment of cash (and not through the application of Collections), then on the proposed date of such reduction, the Seller shall deposit in the Administrative Agent’s Distribution Account, the amount of such reduction and the Administrative Agent shall distribute such amounts ratably according to each Purchaser’s Capital in immediately available funds for payment to each Purchaser (or its related Purchaser Agent for the benefit of such Purchaser). Upon payment of such funds, the Aggregate Capital shall be reduced by the aggregate amount paid and the Capital of each Purchaser shall be reduced in the amount paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) when, in each case, so paid.”.
(i)The first sentence of Section 1.6(a) of the Receivables Purchase Agreement is hereby amended and restated as follows:
"All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 3:00 p.m. (New York City time) on the day when due in the same day funds to the account of such Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer), the Administrative Agent’s Distribution Account or to the account of the Administrative Agent, as applicable.".
(j)Section 1.7(a) of the Receivables Purchase Agreement is hereby amended and restated as follows:
"If the Administrative Agent, any Purchaser, Alternate Purchaser or other Program Support Provider or any of their respective Affiliates (each an "Affected Person") determines that any Regulatory Change (other than any Regulatory Change relating to taxes) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Affected Person, and such Affected Person determines that such Regulatory Change has or would have the effect of reducing the rate of return on capital of such Affected Person (or its parent) as a consequence of such Affected Person's obligations hereunder or with respect hereto to a level below that which such Affected Person (or its parent) could have achieved but for such Regulatory Change (an "Increased Cost") (taking into consideration its policies with respect to capital adequacy or liquidity requirements), then, upon demand by such Affected Person (with a copy to the Administrative Agent), the Seller shall promptly (and in any event within five (5) Business Days) pay to the Administrative Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person determines such reduction in rate of return to be allocable to the existence of such Affected Person’s obligations hereunder or with respect hereto. Each Affected Person shall notify the Seller upon becoming aware of any event which is reasonably likely to result in a Regulatory Change; provided, however, that failure to so notify the Seller of any such event shall not affect such Affected Person's right to compensation under this Section 1.7 or any other provision of this Agreement. A certificate (with supporting documentation if available and applicable) as to such amounts submitted to the Seller and the Administrative Agent by such Affected Person shall be rebuttable, presumptive evidence of such amounts so owing. The term "Regulatory Change" means (i) the adoption after the date hereof of any Law (including any applicable Law regarding capital adequacy) or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, (ii) any request, guideline or directive from Financial Accounting Standards Board ("FASB") (including for the avoidance of doubt FASB's Interpretation No.

46(R), as amended by Statement of Financial Accounting Standards No. 167, effective as of November 15, 2009 (or any future statement or interpretation issued by the FASB or any successor thereto)), or any central bank or other Governmental Authority (whether or not having the force of law) in each case issued or occurring after the date of this Agreement or (iii) the compliance, commenced after the date hereof, by any Program Support Provider or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a "Regulatory Change", regardless of the date enacted, adopted or issued.".
(k)Section 1.9 of the Receivables Purchase Agreement is hereby amended as follows:
(i)Section 1.9(a) is hereby amended and restated as follows:
"The Seller agrees that any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income or franchise taxes, in either case, imposed on the Affected Person receiving such payment by the Seller hereunder by the jurisdiction (or any political subdivision thereof) under whose law such Affected Person is organized or a jurisdiction (or any political subdivision thereof) in which such Affected Person is treated as a resident for tax purposes, (ii) income, franchise or branch profits taxes imposed on the Affected Person by reason of a present or former connection between the jurisdiction imposing such tax and such Affected Person other than a connection arising solely from such Affected Person entering into, enforcing or receiving payment under the Transaction Documents or conducting a transaction or transactions thereunder, and (iii) U.S. federal withholding taxes imposed under FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Nonexcluded Taxes"). If the Seller shall be required by Law to deduct any Nonexcluded Taxes from or in respect of any sum payable hereunder to any Purchaser or any Program Support Provider or the Administrative Agent, then the sum payable shall be increased by the amount necessary to yield to such Affected Person (after payment of all Nonexcluded Taxes) an amount equal to the sum it would have received had no such deductions been made.";
(ii)Section 1.9(d)(i) is hereby amended by replacing the text “Form W-8BEN” where it appears therein with the text “Form W-8BEN or W-8BEN-E, as applicable,” in its place;
(iii)Section 1.9(d)(ii) is hereby amended by replacing the text “Form W-8BEN” where it appears therein with the text “Form W-8BEN or W-8BEN-E, as applicable,” in its place;
(iv)Section 1.9(d) is hereby amended by deleting the following sentence:

“For the avoidance of doubt, each such Purchaser also agrees to deliver, to the extent legally capable, to its Purchaser Agent, the Administrative Agent and the Servicer two (2) further copies of such forms, attachments, certifications, documentation and other information necessary to satisfy the requirements set forth in Section 1471 or 1472 of the Code, as applicable, to establish an exemption from withholding on any “withholding payment” (as defined in Section 1473 of the Code) after December 31, 2012, except to the extent payments hereunder are excluded from such withholding by Section 501(d)(2) of Public Law 111-147; provided, however, a Purchaser’s inability to deliver documentation establishing an exemption from withholding on any withholding payment, as described above, shall not limit or otherwise affect the obligations of the Seller or the Servicer hereunder.”; and
(v)Section 1.9 is hereby amended by inserting a new clause (k) in the appropriate alphabetical order as follows:
"If a payment made to a Purchaser under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to its Purchaser Agent, the Administrative Agent and the Servicer at the time or times prescribed by law and at such time or times reasonably requested by the Servicer, the Administrative Agent or the Purchaser Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Servicer, the Administrative Agent or the Purchaser Agent as may be necessary for the Servicer, the Administrative Agent or the Purchaser Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser's obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 1.9, the term “Law” includes FATCA.".
(l)Section 6.1 of the Receivables Purchase Agreement is hereby amended by replacing the text ", “Dilution Reserve”, "Loss Reserve", “Ratings-Based Reserve” or “Yield and Fee Reserve”" where it appears therein with the text "or "Required Reserve"" in its place.
(m)Section 6.5 of the Receivables Purchase Agreement is hereby amended and restated as follows:
“(a) Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of (i) any Conduit Purchaser (other than the Regency Conduit Purchaser), not, prior to the date that is one (1) year and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of any such Conduit Purchaser outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against any such Conduit Purchaser and (ii) the Regency Conduit Purchaser, not, prior to the date which is two (2) years and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of the Regency Conduit Purchaser outstanding, to (x) acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against the Regency Conduit Purchaser or (y) have any right to take any steps for the purpose of obtaining payments of any amounts payable to it under this Agreement by the Regency Conduit Purchaser. The provisions of this clause (a) shall survive the termination of this Agreement.

(b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay its Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes and Discretionary Advances (assuming such outstanding Notes and Discretionary Advances matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes and Discretionary Advances are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim under § 101 of the Bankruptcy Code or under any similar laws in other jurisdictions against or obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this clause (b) shall survive any termination of this Agreement.”.
(n)Section 6.15 of the Receivables Purchase Agreement is hereby amended and restated as follows:
“The obligations of the Conduit Purchasers under this Agreement are solely the corporate obligations of such Conduit Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, member, manager, director, agent or incorporator of any Conduit Purchaser and any and all such personal liability against such Persons for breaches by the related Conduit Purchaser of its obligations, covenants or agreements is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, however, that this Section 6.15 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence, willful misconduct or unlawful conduct. The agreements provided in this Section 6.15 shall survive termination of this Agreement.”.
(o)Exhibit I of the Receivables Purchase Agreement is hereby amended as follows:
(i)the definitions of "Dilution Reserve", "Loss Reserve", “PNC” and “PNC Purchaser Group” are hereby deleted in their entirety;
(ii)the definitions set forth below are hereby added in alphabetical order:
""Anti-Corruption Laws" means the United States Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act 2010, as amended.
"Code" means the U.S. Internal Revenue Code of 1986, as amended and as in effect from time to time, and any rules and regulations promulgated thereunder.
"Designated Person" means a person or entity: (a) listed in the annex to, or otherwise the subject of the provisions of, any applicable Executive Order (as defined in the definition of Sanctions Laws and Regulations); (b) named as a "Specially Designated National and Blocked Person" ("SDN") on the most current list published by the U.S. Department of the Treasury Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list; (c) which is otherwise the subject of any applicable Sanctions Laws and Regulations; or (d) in which an entity or person on the SDN list has 50% or greater ownership interest or that is otherwise controlled by a SDN.

“Distribution Account” means an account in the name of the Administrative Agent the details of which are set forth below (or such other account designated in writing by the Administrative Agent to the Seller and the Servicer):
Bank:        The Bank of Nova Scotia
ABA #:    026-002532
A/C #:        03487-16
Beneficiary:    BNS as Admin Agent for Ingram Funding
Ref:        Ingram Funding
"Eligible Foreign Jurisdiction" means any jurisdiction of organization of an Obligor of a Foreign Obligor Receivable with a sovereign debt rating equal to or greater than "BBB" by S&P and equal to or greater than "Baa2" by Moody's.
"Eligible Foreign Obligor Receivable" means, at any time, a Foreign Obligor Receivable whose Obligor is organized under the laws of an Eligible Foreign Jurisdiction.
"Executive Order" is defined in the definition of Sanctions Laws and Regulations.
“Expected Contractual Dilutions Percentage” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the average, over the three consecutive Collection Periods ending at the end of such Collection Period, of the aggregate amount of Contractual Dilution arising in the Pool Receivables (other than Foreign Obligor Receivables on and after the Foreign Obligor Receivable Inclusion Date but prior to the Foreign Obligor Receivable Eligibility Date) during each such Collection Period (whether or not such Pool Receivables are then outstanding) and (b) the denominator of which is the Net Receivables Balance.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements.
"OFAC" is defined in the definition of Designated Person.
“Regency Alternate Purchaser” means the Alternate Purchaser in the Regency Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.
“Regency Conduit Purchaser” means the Conduit Purchaser for the Regency Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.
“Regency Purchaser Agent” means the Purchaser Agent for the Regency Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Regency Purchaser Group” means the Regency Conduit Purchaser, the Regency Alternate Purchaser and the Regency Purchaser Agent.
"Required Reserve" means, for any Collection Period, an amount equal to (a) the Net Receivables Balance as of the last day of such Collection Period multiplied by (b) the greater of (i) the sum of (w) the Minimum Loss Reserve Percentage and (x) the Minimum Dilution Reserve Percentage and (y) the Yield and Fee Percentage and (z) the Ratings-Based Percentage and (ii) the sum of (w) the Dynamic Loss Reserve Percentage and (x) the Dynamic Dilution Reserve Percentage and (y) the Yield and Fee Percentage and (z) the Ratings-Based Percentage.
"Sanctions Laws and Regulations" means (a) each of the foreign assets control regulations and any sanctions, prohibitions or requirements imposed by any executive order (an "Executive Order") by any sanctions program administered by OFAC, (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, (c) the Trading with the Enemy Act, as amended, and (d) any other sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.
"SDN" is defined in the definition of Designated Person.
"Volcker Rule" means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.";
(iii)the definition of “Alternate Rate” is hereby amended by replacing the text “PNC, as a Purchaser” where it appears therein with the text “the Regency Conduit Purchaser and the Regency Alternate Purchaser” in its place;
(iv)the definition of “Dynamic Dilution Reserve Percentage” is hereby amended and restated as follows:
““Dynamic Dilution Reserve Percentage” means, for any Collection Period, the following calculated as of the last day of such Collection Period:
[(SF x ED) + ((DS - ED) x DS/ED)] x DHR + ECDP
where:
SF = the Stress Factor;
ED = the Expected Dilutions;
DS = the Dilution Spike;
DHR = the Dilution Horizon Ratio;
ECDP = the Expected Contractual Dilutions Percentage.”;
(v)the definition of "Foreign Obligor Receivables Percentage" is hereby amended by replacing the percentage "3.00%" where it appears therein with the percentage "6.00%" in its place;

(vi)the definition of “Insolvency Proceeding” is hereby amended and restated as follows:
““Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding before any court or other Governmental Authority seeking to declare it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, examinership, arrangement, adjustment, protection, relief or composition of it or its debts, (ii) seeking the entry of an order for relief or the appointment of a receiver, trustee, examiner, custodian or other similar official for it or for any substantial part of its property, or (iii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case, undertaken under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors (including the Bankruptcy Code).”;
(vii)the definition of "LIBO Rate" is hereby amended by inserting the following text at the end thereof:
"If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes hereunder.";
(viii)The definition of "LMIR" is hereby amended by inserting the following text at the end thereof:
"If the calculation of LMIR results in LMIR of less than zero (0), LMIR shall be deemed to be zero (0) for all purposes hereunder.";
(ix)the definition of "Minimum Dilution Reserve Percentage" is hereby amended and restated as follows:
""Minimum Dilution Reserve Percentage" means, for any Collection Period, the greater of (i) 5% and (ii) the product of (x) the average, over the twelve (12) consecutive Collection Periods ending at the end of such Collection Period, of the Dilution Ratio during each Collection Period times (y) the Dilution Horizon Ratio.";
(x)the definition of "Net Receivables Balance" is hereby amended and restated as follows:
""Net Receivables Balance" means at any time the aggregate Outstanding Balance of Eligible Receivables reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor exceeds the product of (A) the Normal Concentration Percentage for such Obligor and (B) the Outstanding Balance of the Eligible Receivables; (ii) the aggregate amount by which the Outstanding Balance of the Eligible Foreign Obligor Receivables exceeds the product of (A) the Foreign Obligor Receivables Percentage and (B) the Outstanding Balance of the Eligible Receivables; (iii) the aggregate amount by which the Outstanding Balance of Eligible Foreign Obligor Receivables of each individual Eligible Foreign Jurisdiction exceeds the product of (A) 2% and (B) the Outstanding Balance of the Eligible Receivables; and (iv) the Other Deductions at such time.";

(xi)the definition of "Normal Concentration Percentage" is hereby amended by deleting the sentence "Notwithstanding the foregoing, the Normal Concentration Percentage with respect to Foreign Obligor Receivables shall be the Foreign Obligor Receivables Percentage.";
(xii)the definition of “Purchaser Group” is hereby amended and restated in its entirety as follows:
“”Purchaser Group” means for each Conduit Purchaser, such Conduit Purchaser, its related Alternate Purchasers, its related Purchaser Agent and its related Liquidity Providers.”;
(xiii)the definition of “Ratings-Based Reserve” is hereby amended and restated as follows:
““Ratings-Based Percentage” means, for any Collection Period, the following:
(i) 0% if the Debt Ratings of Ingram are then “BB” or “Ba2” or above;
(ii) 5% if the Debt Ratings of Ingram are then “BB-” or “Ba3”;
(iii) 15% if the Debt Ratings of Ingram are then “B+” or “B1”; or
(iv) 25% if the Debt Ratings of Ingram are then “B” or “B2” or less or unrated;”;
provided, however, that (i) if Ingram has a split rating, the applicable rating will be the lower of the two and (ii) if Ingram is rated by either S&P or Moody’s (but not both), the applicable rating shall be the rating of the remaining rating agency and (iii) if Ingram is not rated by either S&P or Moody’s, the applicable percentage shall be the one set forth in clause (iv) above.”;
(xiv)the definition of "Receivables Interest" is hereby amended and restated as follows:
""Receivables Interest" means, at any time, the undivided percentage ownership interest in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Final Payout Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as
AC + RR
NRB
where:

AC	=	the Aggregate Capital at the time of computation.
RR	=	the Required Reserve at the time of computation.
NRB	=	the Net Receivables Balance at the time of computation.

The Receivables Interest shall be determined from time to time pursuant to the provisions of Section 1.3.";
(xv)the definition of "Termination Date" is hereby amended by replacing the date "November 1, 2015" where it appears therein with the date "April 13, 2018" in its place; and
(xvi)the definition of “Yield” is hereby amended by replacing the text “CPR = the CP Rate for the Portion of Capital for such Settlement Period with respect to such Purchaser” where it appears therein with the text “CPR = with respect to any Purchaser (other than the Purchasers of the Regency Purchaser Group) the CP Rate for the Portion of Capital for such Settlement Period with respect to such Purchaser, and with respect to the Purchasers of the Regency Purchaser Group, the Alternate Rate for the Portion of Capital for such Settlement Period with respect to such Purchaser” in its place.
(xvii)the definition of “Yield and Fee Reserve” is hereby amended and restated as follows:
““Yield and Fee Percentage” means, for any Collection Period, the percentage equal to the product of (a) a fraction (i) the numerator of which is the sum of (A) the Default Rate and (B) the Servicing Fee Rate and (ii) the denominator of which is 365, (b) the highest Days Sales Outstanding (in days) for the three most recent Collection Periods ending on such day and (c) the Stress Factor.”.
(p)Exhibit III of the Receivables Purchase Agreement is hereby amended as follows:
(i)clause (w) of Section 1 is hereby amended and restated as follows:
“Ownership of the Seller. The Originator, directly or indirectly, owns 100% of the outstanding voting securities of the Seller.”;
(ii)clause (y) of Section 1 is hereby amended and restated as follows:
"Investment Company. The Seller is not (i) a "covered fund" under the Volcker Rule and (ii) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940. In determining that the Seller is not an investment company, the Seller is relying on the exemption from the definition of "investment company" set forth in Section 3(b)(3) of the Investment Company Act of 1940.";
(iii)Section 1 is hereby amended by inserting a new clause (gg) in the appropriate alphabetical order as follows:
"Sanctions Laws and Regulations.
(i)    The Seller is not, and to the Seller's knowledge, no director, officer or employee of the Seller acting or benefiting in any capacity in connection with the Transaction Documents is, a Designated Person.
(ii)    The Seller is in compliance with all applicable Sanctions Laws and Regulations and Anti-Corruption Laws the noncompliance with which would result in, or would reasonably be expected to result in, a Material Adverse Effect. None of the proceeds of any Purchase will knowingly be used for the purpose of financing activities of any Designated Person. None of the funds or assets of the Seller (including without limitation the proceeds of any Purchase)

that are used to pay any amount due pursuant to the Transaction Documents are funds knowingly obtained from transactions with or relating to Designated Persons or countries which are the subject of territorial sanctions under any applicable Sanctions Laws and Regulations."; and
(iv)Section 2 is hereby amended by inserting a new clause (q) in the appropriate alphabetical order as follows:
"Sanctions Laws and Regulations.
(i)    The Servicer is not, and to the Servicer's knowledge, no director, officer or employee of the Servicer acting or benefiting in any capacity in connection with the Transaction Documents is, a Designated Person.
(ii)    The Servicer is in compliance with all applicable Sanctions Laws and Regulations and Anti-Corruption Laws the noncompliance with which would result in, or would reasonably be expected to result in, a Material Adverse Effect. None of the funds or assets of the Servicer that are used to pay any amount due pursuant to the Transaction Documents are funds knowingly obtained from transactions with or relating to Designated Persons or countries which are the subject of territorial sanctions under any applicable Sanctions Laws and Regulations.".
(q)Schedule VI to the Receivables Purchase Agreement is hereby amended and restated in the form of Exhibit A attached hereto.
(r)Schedule VII to the Receivables Purchase Agreement is hereby amended and restated in the form of Exhibit B attached hereto.
(s)Schedule X to the Receivables Purchase Agreement is hereby amended and restated in the form of Exhibit C attached hereto.
(t)Annex I to the Receivables Purchase Agreement is hereby amended as follows:
(i)Section 3 is hereby amended and restated as follows:
“Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of (i) any Conduit Purchaser (other than the Regency Conduit Purchaser), not, prior to the date which is one (1) year and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of any such Conduit Purchaser outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against any such Conduit Purchaser and (ii) the Regency Conduit Purchaser, not, prior to the date which is two (2) years and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of the Regency Conduit Purchaser outstanding, to (x) acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against the Regency Conduit Purchaser or (y) have any right to take any steps for the purpose of obtaining payments of any amounts payable to it under the Receivables Purchase Agreement by the Regency Conduit Purchaser. The provisions of this Section 3 shall survive the termination of the Receivables Purchase Agreement.”.
(ii)Annex I is hereby amended by inserting a new Section 6 as follows:

“The provisions of Section 6.5(b) and 6.15 of the Receivables Purchase Agreement shall apply to this Agreement as if set out in full herein.”.
3.Amendments to the Receivables Sale Agreement. The parties to the Receivables Sale Agreement agree that the Receivables Sale Agreement is hereby amended as follows:
(a)Section 1.1 of the Receivables Sale Agreement is hereby amended as follows:
(i)The definition of "Purchase Termination Date" is hereby amended by replacing the date "November 1, 2015" where it appears therein with the date "April 13, 2018" in its place.
(b)Section 4.1 of the Receivables Sale Agreement is hereby amended by inserting a new clause (y) in the appropriate alphabetical order as follows:
"Sanctions Laws and Regulations.
(i) It is not, and to its knowledge, none of its directors, officers or employees acting or benefiting in any capacity in connection with the Transaction Documents is, a Designated Person.
(ii) It is in compliance with all applicable Sanctions Laws and Regulations and Anti-Corruption Laws the noncompliance with which would result in, or would reasonably be expected to result in, a Material Adverse Effect. None of the proceeds of any Purchase will knowingly be used for the purpose of financing the activities of any Designated Person. None of its funds or assets (including without limitation the proceeds of any Purchase) that are used to pay any amount due pursuant to the Transaction Documents are funds knowingly obtained from transactions with or relating to Designated Persons or countries which are the subject of territorial sanctions under any applicable Sanctions Laws and Regulations.".
4.Conditions. The amendments described in Sections 2 and 3 above shall become effective upon the date on which each of the following conditions shall have been satisfied:
(a)this Amendment shall have been executed and delivered by each party hereto, the Special Obligor Letter dated as of the date hereof shall have been executed and delivered by each party thereto (the "Special Obligor Letter"), and the Fee Letters (together with this Amendment and the Special Obligor Letter, the "Closing Documents") dated as of the date hereof for each Purchaser Group shall have been executed and delivered by each party thereto;
(b)the Administrative Agent and each Purchaser Agent shall have received certified copies of (i) the resolutions of the board of directors of the Seller authorizing the execution and delivery of the Closing Documents and the performance by the Seller of the Agreements (as amended by this Amendment) and the Fee Letters and (ii) the certificate of incorporation and bylaws of the Seller;
(c)the Administrative Agent and each Purchaser Agent shall have received a certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Closing Documents;
(d)the Administrative Agent and each Purchaser Agent shall have received certified copies of (i) the resolutions of the board of directors (or its designated committee) of the Originator and the Servicer authorizing the execution and delivery of the Closing Documents and the performance by the Originator and the Servicer of the Agreements (as amended by this Amendment) and the Fee Letters and (ii) the certificate of incorporation and bylaws of the Originator and the Servicer;
(e)the Administrative Agent and each Purchaser Agent shall have received a certificate of the Secretary or Assistant Secretary of the Originator and the Servicer certifying the names and true signatures of the officers of the Originator and the Servicer authorized to sign the Closing Documents;
(f)the Administrative Agent and each Purchaser Agent shall have received favorable opinions in form and substance acceptable to the Administrative Agent and each Purchaser Agent regarding corporate and enforceability matters.
(g)the Administrative Agent and each Purchaser Agent shall have received evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letters) and expenses (including all invoiced fees and expenses of Mayer Brown LLP);
(h)the Administrative Agent and each Purchaser Agent shall have received good standing certificates with respect to the Seller issued by the Secretaries of the States of Delaware and California; and
(i)the Administrative Agent and each Purchaser Agent shall have received good standing certificates with respect to the Originator issued by the Secretaries of the States of Delaware and California.
5.Ratification. This Amendment constitutes an amendment to the Agreements. After the execution and delivery of this Amendment, all references to the Agreements in any document shall be deemed to refer to the Agreements as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Agreements are hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Agreements, nor constitute an amendment or waiver of any provision of the Agreements. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Agreements such as to require further notice by any of the Administrative Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Agreements in the future, as amended by this Amendment, except as expressly set forth herein. Each of the Seller, the Servicer and the Originator hereby acknowledges and expressly agrees that each of the Administrative Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Agreements, as amended herein.
6.Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of (i) any Conduit Purchaser (other than the Regency Conduit Purchaser), not, prior to the date which is one (1) year and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of any such Conduit Purchaser outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against any such Conduit Purchaser and (ii) the Regency Conduit Purchaser, not, prior to the date which is two (2) years and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of the Regency Conduit Purchaser outstanding, to (x) acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against the Regency Conduit Purchaser or (y) have any right to take any steps for the purpose of obtaining payments of any amounts payable to it under the Receivables Purchase Agreement by the Regency Conduit Purchaser. The provisions of this Section 6 shall survive the termination of the Receivables Purchase Agreement.
7.Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
INGRAM FUNDING INC.,
as Seller

By: /s/ Erik Smolders
Name: Erik Smolders
Title: Treasurer

INGRAM MICRO INC.,
as Servicer and Originator

By: /s/ William D. Humes
Name: William D. Humes
Title: Chief Operating and Financial OfficerTHE

PURCHASER GROUPS:

THE BANK OF NOVA SCOTIA, as Purchaser Agent for the Liberty Street Purchaser Group

By: /s/ Winston Lua
Name: Winston Lua
Title: Director

THE BANK OF NOVA SCOTIA, as related Alternate Purchaser

By: /s/ Winston Lua
Name: Winston Lua
Title: Director

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser

By: /s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Purchaser Agent for the Victory Purchaser Group

By: /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Alternate Purchaser

By: /s/ Lillian Kim
Name: Lillian Kim
Title: Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

HSBC SECURITIES (USA), INC.,
as Purchaser Agent for the Regency Purchaser Group

By: /s/ Thomas Carroll
Name: Thomas Carroll
Title: Director

HSBC BANK USA, N.A.,
as an Alternate Purchaser

By: /s/ Eddie Dec
Name: Eddie Dec
Title: Director

REGENCY ASSETS LIMITED,
as a Conduit Purchaser

By: /s/ Conor Blake
Name: Conor Blake
Title: Director

MIZUHO CORPORATE BANK, LTD.,
as Purchaser Agent for the Working Capital Group

By: /s/ Bertram Tang
Name: Bertram Tang
Title: Authorized Signatory

MIZUHO CORPORATE BANK, LTD.,
as an Alternate Purchaser

By: /s/ Bertram Tang
Name: Bertram Tang
Title: Authorized Signatory

WORKING CAPITAL MANAGEMENT CO., LP, as a Conduit Purchaser

By: /s/ Takashi Watanabe
Name: Takashi Watanabe
Title: Attorney-In-Fact

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: /s/ Winston Lua
Name: Winston Lua
Title: Director